Exhibit 23.1

                        Consent of Independent Auditors







We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-54363) pertaining to the Dividend Reinvestment Plan of CFX Corporation, of our report dated January 18, 1996, except for Note X as to which the date is February 9, 1996, with respect to the consolidated financial statements of CFX Corporation as of December 31, 1995, and for the year then ended, incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1995.



                              /S/
                              Wolf & Company, P.C.


Boston, Massachusetts